FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

  APR 18 1988
[ILLEGIBLE]  SUE DEL PAPA SECRETARY OF STATE

/s/    [ILLEGIBLE] Sue Del Papa
7679-86

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            RECORDING SCIENCES, INC.

     Pursuant to the provisions of the Nevada Private Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is "Recording Sciences, Inc."

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation:

                                    AMENDMENT

     Article I - "Name" is hereby deleted in its entirety. A new Article I is hereby inserted in place thereof to read:

                                "Article I - Name

     The name of the Corporation is QCL Group, Inc."

     THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders on the 14th day of March, 1988, in the manner prescribed by the laws of the State of Nevada.

     FOURTH: The number of shares issued and outstanding on said date was 1,500,000 shares and the number of shares entitled to vote thereon was 1,500,000 shares.

     FIFTH: The number of shares present at the shareholders meeting and voted for said Amendment was 756,000 shares; -0- shares present at the shareholders' meeting voted against said amendment and -0- shares present at the shareholders' meeting abstained from voting.

     SIXTH: No class of shares were entitled to vote thereon as a class.

     DATED THIS 22 day of March, 1988.

                                                 RECORDING SCIENCES, INC.

                                                 By /s/ Lloyd T. Rochford
                                                    ---------------------------
                                                    Lloyd T. Rochford, President

                                                 By /s/ Carol Rochford
                                                    ---------------------------
                                                    Carol Rochford, Secretary

     STATE OF CALIFORNIA     )
                             : SS.
     COUNTY OF ORANGE        )

     On the 22nd day of March, 1988, personally appeared before me Lloyd T. Rochford and Carol Rochford, who being by me first duly sworn did say, each for himself and herself that he, the said Lloyd T. Rochford is the President and she, the said Carol Rochford is the Secretary of Recording Sciences, Inc. and that the within and foregoing instrument was signed in behalf of said Corporation by authority of a resolution of its Board of Directors.

                                             /s/ Ila M. Gibel
                                             ------------------------------
                                             Notary Public Ila M. Gibel

My Commission expires:
     11-4-88                                 Residing at San Juan Capistrano, CA
----------------------

         OFFICIAL SEAL
 [SEAL]  ILA M. GIBEL
      NOTARY PUBLIC . CALIFORNIA
       PRINCIPAL OFFICE IN
         ORANGE COUNTY

My Commission Exp Nov. 4. 1988